Exhibit 10.02
SECOND AMENDMENT
TO THE
VALERO ENERGY CORPORATION
DEFERRED COMPENSATION PLAN
     THIS AGREEMENT by Valero Energy Corporation (the “Sponsor”),
WITNESSETH:
     WHEREAS, the Sponsor has executed and maintains a non-qualified deferred compensation plan entitled “Valero Energy Corporation Deferred Compensation Plan,” (the “Plan”); and
     WHEREAS, the Sponsor desires to amend the Plan to allow for the cancellation of an outstanding election to defer compensation on a special one-time basis under specific transition rules for the Plan established by the Internal Revenue Service; and
     WHEREAS, Section 8.1 of the Plan provides that it may amend the plan at any time;
     WHEREAS, the Bylaws of the Sponsor authorize the Board of Directors of the Sponsor (“Board”) to delegate to the person acting as chief executive officer of the company (the “Chief Executive Officer”) such duties as the Board may deem advisable; and
     WHEREAS, by resolution dated May 9, 2002, the Board delegated to the Chief Executive Officer the full power and authority of the Board to approve, and cause to be placed into effect, amendments to the Plan.
     NOW, THEREFORE, in accordance with the provisions of Section 8.1 of the Plan and the delegation of authority described above, the Plan is hereby amended in the following respects:
1. Section 3.1 of the Plan is hereby amended by adding the following new sentence at the end thereof:
Notwithstanding the foregoing provisions and any other provisions of the Plan to the contrary, effective as of February 1, 2005, a Participant may, at any time during 2005, elect to cancel an outstanding Elective Deferral Agreement with respect to amounts deferred after December 31, 2004, on a special one-time basis under transition relief granted by the Internal Revenue Service relating to relevant provisions of the Code. The amount of compensation subject to any such cancelled Elective Deferral Agreement shall be paid to the Participant and includable in the Participant’s income, in the calendar year 2005, or, if later, the taxable year in which the compensation is earned and vested. No such cancellation may be made later than December 31, 2005.
2. Capitalized terms used but not otherwise defined in herein shall have the defined meanings as provided in the Plan.
3. As amended hereby, the Plan shall continue in full force and effect.
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     IN WITNESS WHEREOF, the Sponsor has caused this instrument to be signed on its behalf and attested by its duly authorized representative this 21st day of December, 2005, to be effective in accordance with the provisions hereof.

VALERO ENERGY CORPORATION

/s/ William E. Greehey
William E. Greehey,
Chief Executive Officer

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